                                                                    EXHIBIT 11.1

                            UNIT INSTRUMENTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                             Three Months Ended
                                                                                            -------------------
                                                                                    August 30, 1997       August 31, 1996
                                                                                    ---------------       ---------------
NET INCOME (LOSS)                                                                      $  359,000            $  102,000
                                                                                       ==========            ==========

Earnings Per Share
------------------

Weighted average number
of shares outstanding                                                                   4,442,681             4,384,929

Common share equivalents,
assuming exercise of stock
options and warrants                                                                       38,713               176,610
                                                                                       ----------            ----------

Average shares used in
computing earnings per share                                                            4,481,394             4,561,064
                                                                                       ==========            ==========

Net income per share                                                                   $     0.08            $     0.02
                                                                                       ==========            ==========

Earnings Per Share Assuming Full Dilution
-----------------------------------------

Weighted average number
of shares outstanding                                                                   4,442,681             4,384,454

Common share equivalents, assuming
exercise of stock options and
warrants                                                                                  207,422               176,610
                                                                                       ----------            ----------

Average shares used in computing
earnings per share                                                                      4,650,103             4,561,064
                                                                                       ==========            ==========

Net income per share                                                                   $     0.08            $     0.02
                                                                                       ==========            ==========
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